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EXHIBIT A

                        CHARTER OF THE AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                           OHIO CASUALTY CORPORATION

                           Revised February 13, 2003

This charter identifies the membership, purpose, authority and responsibilities of the Audit Committee of the Board of Directors of Ohio Casualty Corporation (the "Company").


I.	MEMBERSHIP

        A. The Board of Directors shall appoint an Audit Committee (the "Committee") comprised of not less than three directors who shall meet the financial and independence requirements of the NASDAQ Stock Market, Inc.

           In addition, each director serving on the Committee shall have such qualification(s) and/or expertise as may from time to time be required by the applicable rules and standards of the SEC and/or the primary exchange upon which the Company's common shares are then traded (the "Applicable Rules and Standards").

           The Board of Directors shall appoint one of the independent members of the Committee to be Chairman of the Committee.

        B. Members of the Committee shall serve at the discretion of the Board of Directors until their successors are appointed.

II.	MEETINGS

        A. The Committee shall meet at least quarterly, or more frequent as may be necessary or appropriate in its judgment. Minutes of each Committee meeting shall be submitted to the Board of Directors. At the discretion of the Board of Directors, the Chairman of the Committee will report orally to the full Board of Directors on matters discussed at the most recent Committee meeting.

        B. To provide access to the Committee for the internal auditors, independent accountants and key financial management, the Committee may request the attendance at its meetings of a representative of the independent accountants, the internal auditors, and such members of the Company's management as circumstances may require. At least annually, the Committee shall meet separately with the internal auditors and separately with the independent accountants without members of management present.


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III.	PURPOSE

        The purpose of the Committee is to represent the Board of Directors by providing an independent oversight of accounting and financial reporting practices and the Company's system of internal control. The Committee shall assist the Board of Directors in monitoring the independence and integrity in the financial reporting process and the adequacy of the internal control structure of the organization.
        The Committee shall review management's performance regarding financial reporting and shall make inquiry on a periodic basis of management, the internal auditors and the independent accountants with respect to the following:

        A. whether a fair presentation of published financial information is made in compliance with all applicable professional and regulatory requirements;

        B. whether an effective internal control structure has been established and maintained, including adequate policies and procedures over financial reporting, operations, and compliance with laws and regulations;

        C. whether the quality of internal and external audit efforts is adequate and the Company's public accountants are independent.

IV.	AUTHORITY

	The Committee is authorized by the Board of Directors to investigate any activity of the Company, which it deems relevant to the fulfillment of its responsibilities. This authority shall include the right to initiate special or additional audits or investigations and retain special counsel or other outside experts to achieve the purpose of this charter. All executives and employees are directed to cooperate as reasonably requested by members of the Committee or their designee.

V.	DUTIES AND RESPONSIBILITIES

        A. Financial Reporting and the Independent Accountants

           1. Recommend to the Board of Directors the appointment of the independent accountants to be engaged for the examination of the consolidated financial statements of the Company and its subsidiaries for each fiscal year.

           2. Review the independent accountants' proposed audit scope and approach, the fees therefor, and review and discuss the results of the audit for each fiscal year with the independent accountants, the head of Corporate Audit, and appropriate management representatives.

           3. Review the quarterly reporting process and the controls that management has established to protect the integrity of such process. In doing so, the


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              Committee should discuss with the independent accountants their review of the Company's financial results prior to their release to the public, including but not limited to, the Company's Annual Report to shareholders, Forms 10-K and 10-Q and any other similar forms, as well as actual quarterly financial results that vary significantly from budgeted or projected results, significant transactions not a normal part of the Company's operations, changes, if any, during the year in the Company's accounting principles or their application, and significant adjustments proposed by the independent accountants.

           4. Review and discuss the statements from the independent accountants concerning any relationships between the independent accountants and the Company or any other relationships that may adversely affect the independence of the independent accountants, and based on such review, assess the independence of the independent accountants.

           5. Review and approve, in advance, management's plans for engaging the Company's independent accountants to perform non-audit services during the year. Such review should involve both the types of services rendered and the applicable fees. The Committee should weigh the effects such services may have on the continuing independence of the independent accountants.

           6. Maintain open lines of communication with the Company's principal financial officer and the head of Corporate Audit.

           7. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (as such Standard may be modified or supplemented) relating to the conduct of the audit.

        B. Oversight of Investment Committee

           1. Approve the members of the Investment Committee.

           2. Approve any hiring of external investment managers who are not certified by the Association for Investment Management and and Research (AIMR).

           3. Review and approve annually the Investment Guidelines.

           4. Review and approve any exceptions to the Investment Guidelines that exceed the parameters for approval delegated to the Investment Committee.

           5. Review quarterly the investment performance of the Investment Department and external investment managers and significant changes in investment strategy.


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        C. Internal Controls and the Internal Audit Function

           1. Review the internal auditors' involvement in the audit of the financial reporting process and the coordination of their activities with the independent accountants.

           2. Review the activities and reports of the internal auditors and management's cooperation with the internal audit process.

           3. Consult with the independent accountants, internal auditors and management, together or separately, as appropriate, regarding the adequacy of the Company's system of internal control and any control failures that may have been detected.

           4. Review the scope of the internal auditors' responsibilities, including the annual audit plan, any change in the internal audit role or function, the resources committed to the internal audit function and the quality and depth of staffing.

           5. Review and approve the appointment or dismissal of the head of Corporate Audit.

        D. Other Responsibilities

           1. Provide a direct and, when necessary, confidential line of communication to the independent accountants, internal auditors, legal counsel and management.

           2. Establish and maintain procedures to receive and address complaints, including confidential submissions made by employees, regarding accounting, internal accounting controls, or auditing matters.

           3. Review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites.

           4. Review and assess this Charter at least annually and recommend to the Board of Directors for adoption any revisions that the Committee believes are appropriate or necessary. In accordance with SEC rules and regulations, at least every three years, this Charter shall be filed, as an appendix to the Company's Proxy Statement.

           5. Prepare for inclusion in the Company's Proxy Statement the annual report to shareholders required by the rules of the SEC.


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           6. Perform such other or additional duties and responsibilities as may be specified from time to time by the Board of Directors.

        E. Limits of Responsibility

           While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to ensure compliance with laws and regulations and the Company's internal rules, policies and codes of conduct.